                                                                     EXHIBIT 3.2

                               State of Delaware

                       Office of the Secretary of State


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "YORK INTERNATIONAL CORPORATION", FILED IN THIS OFFICE ON THE THIRD DAY OF MAY, A.D. 1996, AT 3 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



                                        /S/ Edward J. Freel
                                        -----------------------------------
                                        Edward J. Freel, Secretary of State

                                        AUTHENTICATION:
2164946    8100                                         7935386
                                              DATE:
960129900D                                              05-07-96

                           CERTIFICATE OF AMENDMENT

                                    TO THE

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                        YORK INTERNATIONAL CORPORATION



     YORK INTERNATIONAL CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that it be submitted to the annual meeting of the stockholders of the Corporation for consideration thereof. The amendment is as follows:

     SECOND: That the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by striking out Section A of ARTICLE FIVE and inserting in lieu thereof the following:


                                 ARTICLE FIVE

                             A.  AUTHORIZED SHARES
                                 -----------------

     Subject to the provisions of ARTICLE FIVE and ARTICLE TEN, the total number of shares of capital stock which the Corporation has authority to issue is 210,000,000 shares, consisting of (a) 200,000,000 shares of common stock, par value $.005 per share ("Common Stock"), and (b) 10,000,000 shares of preferred stock, par value $.005 per share ("Preferred Stock").

     IN WITNESS WHEREOF, the Corporation has caused this certificate of amendment to be signed by Robert N. Pokelwaldt, its Chairman, and attested by Jane G. Davis, its Secretary, as of the 3rd day of May, 1996.


                              YORK INTERNATIONAL CORPORATION


                              By:  /s/ Robert N. Pokelwaldt
                                  ------------------------
                                     Robert N. Pokelwaldt
                                     Chairman

Attest:


/S/ Jane G. Davis
-----------------
Jane G. Davis
Secretary

22612

                                      -3-